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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): OCTOBER 25, 2001



                           ISIS PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



            000-19125                                 33-0336973
      (Commission File No.)               (IRS Employer Identification No.)



                               2292 FARADAY AVENUE
                               CARLSBAD, CA 92008
              (Address of Principal Executive Offices and Zip Code)



       Registrant's telephone number, including area code: (760) 931-9200


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ITEM 5.  OTHER EVENTS.


         On October 25, 2001, Isis Pharmaceuticals, Inc. announced that its Ibis Therapeutics(TM) division had received an additional two-year contract with the Defense Advanced Research Projects Agency (DARPA) to develop a sensor to detect infectious agents used in biological warfare attacks. This two-year contract is currently valued at up to an additional $7.1 million for the research program Triangulation Identification Genetic Evaluation of biological Risks (TIGER). Earlier in the month, Isis announced the receipt of a $1.8 million award for the TIGER program, bringing the total of the TIGER contract to up to $8.9 million. Over the past year, San Diego-based Science Applications International Corporation (SAIC) and Ibis Therapeutics have worked together to receive the TIGER program award. The SAIC and Ibis Therapeutics partnership will combine Ibis' expertise in microbial genome sequence analysis and advanced mass spectrometry technology with SAIC's advanced signal processing capabilities.

         The TIGER contract builds on the biological warfare countermeasure research Ibis Therapeutics has conducted in two previous DARPA programs. The preceding studies, initiated in 1997 and 1999, focused on creating a strategy to identify common binding sites, or structured regions within RNA, to a wide range of infectious agents in order to develop small molecules to combat infectious pathogens. Ibis' work for DARPA has yielded a number of proprietary targets and significant advances in RNA-targeted drug design.



ITEM 7.  EXHIBITS.

       10.1 Subcontract Agreement, dated October 25, 2001, between Isis Pharmaceuticals, Inc. and Science Applications International Corporation.

       99.1           Press Release dated October 25, 2001.


                                       1.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       ISIS PHARMACEUTICALS, INC.



Dated:  October 29, 2001               By: /s/ B. Lynne Parshall
                                          --------------------------------------
                                          B. LYNNE PARSHALL
                                          Executive Vice President,
                                          Chief Financial Officer and Director


                                       2.
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                                INDEX TO EXHIBITS


       10.1 Subcontract Agreement, dated October 25, 2001, between Isis Pharmaceuticals, Inc. and Science Applications International Corporation.

       99.1           Press Release dated October 25, 2001.


                                       3.